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                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                      ECHOSTAR COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                 [ECHOSTAR LOGO]


                                 April 9, 2002


DEAR SHAREHOLDER:

         It is a pleasure for me to extend to you an invitation to attend the 2002 Annual Meeting of Shareholders of EchoStar Communications Corporation. The Annual Meeting will be held on May 6, 2002, at 10:00 a.m. at EchoStar's headquarters located at 5701 South Santa Fe Drive, Littleton, Colorado 80120.

         The enclosed Notice of Meeting and Proxy Statement describe the proposals to be considered and voted on at the Annual Meeting. During the Annual Meeting, we also will review EchoStar's operations and other items of general interest regarding the corporation.

         We hope that all shareholders will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting personally, it is important that you be represented. To ensure that your vote will be received and counted, please promptly complete, date and return your proxy card in the enclosed return envelope.

         On behalf of the Board of Directors and Senior Management of the Corporation, I would like to express our appreciation for your support and interest in EchoStar. I look forward to seeing you at the Annual Meeting.



                                           /s/ CHARLES W. ERGEN


                                           CHARLES W. ERGEN
                                           Chairman and Chief Executive Officer


         5701 South Santa Fe Drive o Littleton, Colorado 80120 o Tel: (303) 723-1000 o Fax: (303) 723-1999

                                [ECHOSTAR LOGO]


                  NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF ECHOSTAR COMMUNICATIONS CORPORATION:

         Please take notice that the Annual Meeting of Shareholders of EchoStar Communications Corporation ("EchoStar" or the "Corporation") will be held on May 6, 2002, at 10:00 a.m. at EchoStar's headquarters located at 5701 South Santa Fe Drive, Littleton, Colorado 80120, to consider and vote upon:

         1.   The election of nine Directors of EchoStar;

         2. A proposal to approve the EchoStar Communications Corporation 2002 Class B CEO Stock Option Plan; and

         3. Any other business that may properly come before the Annual Meeting or any adjournment thereof.

         You may vote on these matters in person or by proxy. Whether or not you plan to attend the Annual Meeting, we ask that you vote by one of the following methods to ensure that your shares will be represented at the meeting in accordance with your wishes:

         o Vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card; or

         o Vote by mail, by promptly completing and returning the enclosed proxy card in the enclosed addressed stamped envelope.

         Only shareholders of record at the close of business on March 28, 2002 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.


                                By Order of the Board of Directors


                                /s/ DAVID K. MOSKOWITZ


                                DAVID K. MOSKOWITZ
                                Senior Vice President, General Counsel,
                                Corporate Secretary and Director


April 9, 2001


         5701 South Santa Fe Drive o Littleton, Colorado 80120 o Tel: (303) 723-1000 o Fax: (303) 723-1999

                                 PROXY STATEMENT
                                       OF
                       ECHOSTAR COMMUNICATIONS CORPORATION

GENERAL

         This Proxy Statement is being furnished to the shareholders of EchoStar Communications Corporation ("EchoStar" or the "Corporation") in connection with the 2002 Annual Meeting of Shareholders of EchoStar (the "Annual Meeting") to be held on Monday, May 6, 2002, at 10:00 a.m. at EchoStar's headquarters located at 5701 South Santa Fe Drive, Littleton, Colorado 80120.

         EchoStar's mailing address is 5701 South Santa Fe Drive, Littleton, Colorado 80120. This Proxy Statement and the accompanying proxy are first being sent or given on or about April 9, 2002, to shareholders of record as of the close of business on March 28, 2002 of EchoStar's Class A Common Stock, $0.01 par value ("Class A Shares"), EchoStar's Class B Common Stock, $0.01 par value ("Class B Shares"), and EchoStar's Series D Mandatorily Convertible Participating Preferred Stock, $0.01 par value ("Series D Preferred Shares") (collectively, the "Shares").

         The accompanying proxy is being solicited by EchoStar's Board of Directors. It may be revoked by written notice given to the Corporate Secretary at any time before being voted. The proxy card, which is attached to this form, if properly executed, duly sent to EchoStar and not revoked will be voted for the proposals described in this Proxy Statement, in accordance with the instructions set forth on the proxy card. The Board of Directors is not aware of any matters proposed to be presented at the Annual Meeting other than the election of Directors of the Corporation and a proposal to adopt the EchoStar 2002 Class B CEO Stock Option Plan. If any other matter is properly presented at the Annual Meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote thereon in accordance with their best judgment. Presence at the Annual Meeting does not of itself revoke the proxy.

ATTENDANCE AT THE MEETING

         All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Seating, however, is limited. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration and seating will begin at 9:30 a.m. (local time) and the Annual Meeting will begin at 10:00 a.m. (local time). Each stockholder may be asked to present valid photo identification, such as a driver's license or passport. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.

         Stockholders whose stock is held by a broker, bank or other nominee (often referred to as holding in "street name") and who desire to attend the Annual Meeting will need to bring a legal proxy or a copy of a brokerage or bank statement reflecting the stockholder's stock ownership as of the record date, March 28, 2002, and check in at the registration desk at the Annual Meeting.

SECURITIES ENTITLED TO VOTE

         Shareholders of record on March 28, 2002 are entitled to notice of the Annual Meeting and to vote their Shares at the Annual Meeting. On that date, 241,375,825 Class A Shares, 238,435,208 Class B Shares, and 5,760,479 Series D Preferred Shares were issued and outstanding. Each of the Class A Shares is entitled to one vote per share on each proposal to be considered by shareholders. Each of the Class B Shares is entitled to ten votes per share on each proposal to be considered by shareholders. Each Series D Preferred Share is convertible into 10 Class A Shares and thus is entitled to ten votes per Series D Share on each proposal to be considered by shareholders.

VOTE REQUIRED

         In accordance with EchoStar's Amended and Restated Articles of Incorporation (the "Articles"), the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total voting power of all classes of EchoStar's voting stock taken together shall constitute a quorum for the transaction of business at the Annual Meeting.

         The affirmative vote of a plurality of the votes cast at the Annual Meeting is necessary to elect a Director. No cumulative voting is permitted. In accordance with the Articles, the affirmative vote of a majority of the voting power represented at the Annual Meeting is required to approve the proposal to adopt the 2002 Class B CEO Stock Option Plan.

         The total number of votes cast "for" will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve each proposal. Abstentions from voting on a proposal by a shareholder at the Annual Meeting, as well as broker non-votes, will be considered for purposes of determining the number of total votes present at the Annual Meeting. Abstentions will have the same effect as votes against proposals, but will not affect the election of Directors. Broker non-votes will not be considered as votes "for" or "against" proposals, and will therefore not be considered in determining the election of Directors or whether the proposal to adopt the 2002 Class B CEO Stock Option Plan has passed.

         Through his ownership of Class B Shares, Charles W. Ergen, the Chairman, Chief Executive Officer and President of EchoStar, possesses approximately 89% of the total voting power of the Corporation. Mr. Ergen has stated that he will vote for the election of each of the nominee Directors and in favor of the proposal to adopt the 2002 Class B CEO Stock Option Plan. Accordingly, the election of each of the Directors and approval of the proposal to adopt the 2002 Class B CEO Stock Option Plan are assured notwithstanding a negative vote by any or all shareholders other than Mr. Ergen.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

NOMINEES

         At the Annual Meeting, EchoStar's shareholders will elect nine Directors, in each case to hold office until the next annual meeting of shareholders of EchoStar or until their respective successors shall be duly elected and qualified. The affirmative vote of a plurality of the total votes cast is necessary to elect a Director. Each nominee has consented to their nomination and has advised EchoStar that they intend to serve the entire term, if elected. In January 2002, Jean-Marie Messier was added as the eighth member of EchoStar's Board of Directors. In order to help prevent the potential for tie votes of the Board of Directors, EchoStar prefers to have an odd number of Directors on the Board. As a result, in April 2002, EchoStar's Board of Directors approved an increase in the size of the Board of Directors from eight Directors to nine Directors and approved the nomination of Michael T. Dugan to fill the additional seat on the Board.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED HEREIN (ITEM NO. 1 ON THE ENCLOSED PROXY CARD).

         The nominees for Director of EchoStar are as follows:




NAME                             AGE   FIRST BECAME DIRECTOR        POSITION WITH THE CORPORATION
----------------------------     ---   ---------------------    ----------------------------------------
O. Nolan Daines                  42           1998              Director
Peter A. Dea                     48           2001              Director
James DeFranco                   49           1980              Director and Executive Vice President
Michael T. Dugan                 53             --              Director Nominee, President and Chief
                                                                   Operating Officer
Cantey Ergen                     47           2001              Director
Charles W. Ergen                 49           1980              Chairman of the Board of Directors and
                                                                   Chief Executive Officer
Raymond L. Friedlob              57           1995              Director
Jean-Marie Messier               45           2002              Director
David K. Moskowitz               43           1998              Director, Senior Vice President, General
                                                                   Counsel and Secretary

         The following sets forth the business experience of each of the nominees over the last five years:

         O. Nolan Daines. Mr. Daines is currently consulting for various privately-held companies. In 1993, Mr. Daines founded DiviCom, Inc. ("DiviCom"), where he held various executive officer positions from the formation of DiviCom until October 1999. DiviCom is a global provider of standards-based MPEG-2 encoding product systems for digital video broadcasting. DiviCom's product lines include audio/video/data encoding and networking systems, as well as integration consulting and implementation services. Mr. Daines was appointed to EchoStar's

Board of Directors in March 1998, and has served as a member of the Corporation's Audit Committee and Executive Compensation Committee since such date.

         Peter A. Dea. Since June 2001, Mr. Dea has served on EchoStar's Board of Directors and as a member of the Audit Committee. Mr. Dea has served as President, Chief Executive Officer and a director of Western Gas Resources since November 1 2001. He previously served as Chairman of the Board of Directors of Barrett Resources Corporation from April 2000 to August 2001 and as Chief Executive Officer from November 1999 to August 2001. In addition, Mr. Dea served as Vice Chairman of Barrett Resources from November 1999 until April 1 2000, as Executive Vice President-Exploration from December 1998 until November 1999 and as Senior Vice President-Exploration of Barrett Resources from June 1996 until December 1998.

         James DeFranco. Mr. DeFranco, currently the Executive Vice President of EchoStar, has been a Vice President and a Director of EchoStar since its formation in 1980 and, during the past five years, has held various executive officer and director positions with EchoStar's subsidiaries.

         Michael T. Dugan. Mr. Dugan has served as President and Chief Operating Officer of EchoStar since April 2000 and, in that capacity, is responsible for, among other things, all operations at EchoStar. Prior to that time, he served as President of EchoStar Technologies Corporation. Previously, Mr. Dugan served as Senior Vice President of the consumer products division of EchoStar. Mr. Dugan has been with EchoStar since 1990.

         Cantey Ergen. Mrs. Ergen has served on EchoStar's Board of Directors since May 2001. Over the past 21 years, Mrs. Ergen has had a variety of operational and administrative responsibilities at EchoStar. Since 2000, Mrs. Ergen has also served on the Board of Directors of The Children's Hospital Foundation, a Denver, Colorado based non-profit organization dedicated to improving the health of children in Denver, in Colorado, and in the region, as well as the Advisory Board and Nominating Committee of the Girl Scouts USA Mile Hi Council, also based in Denver, Colorado. Mrs. Ergen, along with Charles Ergen, her spouse, and James DeFranco, was a co-founder of EchoStar in 1980.

         Charles W. Ergen. Mr. Ergen has been Chairman of the Board of Directors and Chief Executive Officer of EchoStar since its formation and, during the past five years, has held various executive officer and director positions with EchoStar's subsidiaries. Mr. Ergen, along with Cantey Ergen, his spouse, and James DeFranco, was a co-founder of EchoStar in 1980.

         Raymond L. Friedlob. Mr. Friedlob has been a Director of EchoStar and a member of its Audit and Executive Compensation Committees since October 1995. Mr. Friedlob has been a member of the law firm of Friedlob Sanderson Paulson & Tourttillott, LLC since 1995, where he specializes in federal securities law, corporate law, transportation and taxation.

         Jean-Marie Messier. Mr. Messier has served as Chairman of the Board of Directors and Chief Executive Officer of Vivendi Universal, S. A. since December 2000 and as a Director of EchoStar since January 2002. He served as Chairman of the Board of Directors and Chief Executive Officer of Vivendi from June 1996 until December 2000. Mr. Messier joined Compagnie Generale des Eaux (renamed Vivendi in 1998) in November 1994 as Chief Executive Officer and Chairman of the Executive Committee. Prior to his appointment at Vivendi, Mr. Messier was General Partner of the investment bank Lazard Freres et Cie from 1989 to 1994. Mr. Messier is a member of the boards of directors of Alcatel, BNP-Paribas, Cegetel Compagnie de Saint-Gobain, LVMH-Moet Hennessy Louis Vuitton, The New York Stock Exchange, UGC and USA Networks and is Chairman of the Supervisory Board of Groupe Canal+.

         On January 22, 2002, a subsidiary of Vivendi Universal, S.A. acquired 5,760,479 shares of EchoStar Series D Convertible Preferred Stock for $1.5 billion, or approximately $260.40 per share. Each share of the Series D Preferred Stock has the same economic (other than liquidation) and voting rights as the ten shares of EchoStar Class A Common Stock into which it is convertible and has a liquidation preference equal to approximately $260.40 per share. In addition, Vivendi and EchoStar announced an eight-year strategic alliance in which Vivendi will develop and provide EchoStar's DISH Network customers in the U.S. a variety of programming and interactive television services. As part of this alliance, Jean-Marie Messier, Chairman and CEO of Vivendi, has become a member of EchoStar's Board of Directors. Under a stockholder voting agreement signed by Charles W. Ergen, a family trust controlled by Mr. Ergen (together, the "Stockholders"), and Vivendi, each Stockholder will generally take such actions as are necessary to ensure that Jean-Marie Messier continues to be a member of EchoStar's Board of

Directors, until the earlier to occur of the completion of the Hughes/Echostar merger and the first date on which Vivendi ceases to beneficially own the equivalent of a certain minimum number of Class A Shares.

         David K. Moskowitz. Mr. Moskowitz is the Senior Vice President, Secretary and General Counsel of EchoStar. Mr. Moskowitz joined EchoStar in March 1990 and is responsible for all legal and regulatory affairs and certain business functions for EchoStar and its subsidiaries. Mr. Moskowitz was appointed to EchoStar's Board of Directors in March 1998. During the past five years, Mr. Moskowitz also has held various executive officer and director positions with EchoStar's subsidiaries.

BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors currently has an Executive Compensation Committee and an Audit Committee, both of which were established in October 1995 and both of which consist entirely of non-employee Directors. Mr. Daines and Mr. Friedlob were the sole members of the Executive Compensation Committee during 2001. Mr. Daines, Mr. Dea and Mr. Friedlob each served as members of the Audit Committee during 2001. The principal functions of the Executive Compensation Committee are to approve compensation of Executive Officers of EchoStar and to award grants to Executive Officers under EchoStar's 1995 Stock Incentive Plan (the "1995 Incentive Plan"), 1999 Incentive Plan and Long Term Incentive Plan (collectively, the "Incentive Plans"). The principal functions of the Audit Committee are to: (i) recommend to the Board of Directors the selection of independent public accountants; (ii) review management's plan for engaging EchoStar's independent public accountants during the year to perform non-audit services and consider what effect these services will have on the independence of the accountants; (iii) review the annual financial statements and other financial reports which require approval by the Board of Directors; (iv) review the adequacy of EchoStar's system of internal accounting controls; and (v) review the scope of the independent public accountants' audit plans and the results of the audit. The Audit Committee operates under an Audit Committee Charter adopted by EchoStar's Board of Directors. The Board of Directors, in its business judgement, has determined that each of Mr. Daines, Mr. Dea and Mr. Friedlob is an "independent Director" as defined in Rule 4200 of the listing standards of the National Association of Securities Dealers, Inc.

         During the fiscal year ended December 31, 2001, the Board of Directors held seven meetings and acted by unanimous written consent in lieu of a meeting on 14 occasions. The Executive Compensation Committee held two meetings and acted by unanimous written consent in lieu of a meeting on six occasions during 2001. The Audit Committee held four meetings during 2001. Each Director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors held during the period in which he was a Director, and (ii) the total number of meetings held by all committees of the Board of Directors on which he served.

         Directors are elected annually and serve until their successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors.

EQUITY SECURITY OWNERSHIP

         The following table sets forth, to the best knowledge of EchoStar, the beneficial ownership of EchoStar's voting securities as of March 28, 2002 by:
(i) each person known by EchoStar to be the beneficial owner of more than five percent of any class of EchoStar's voting Shares; (ii) each Director of EchoStar; (iii) the five most highly compensated persons acting as an Executive Officer of EchoStar (collectively, the "Named Executive Officers"); and (iv) all Directors and Executive Officers as a group. Unless otherwise indicated, each person listed in the following table (alone or with family members) has sole voting and dispositive power over the shares listed opposite such person's name.


                                                                                   NUMBER OF       PERCENTAGE OF
NAME (1)                                                                            SHARES             CLASS
-------------------------------------------------------------------------------   -----------      -------------
CLASS A COMMON STOCK(2):
   Charles W. Ergen(3), (4), (19), (20) .......................................   241,026,367          44.3%
   Cantey Ergen(5), (19), (20) ................................................   240,854,367          44.3%
   Vivendi Universal(6) .......................................................    57,604,790          10.6%
   FMR Corp.(7) ...............................................................    38,393,945           7.1%
   Massachusetts Financial Services Company(8) ................................    32,602,600           6.0%
   Putnam Investments, LLC(9) .................................................    17,579,830           3.2%
   James DeFranco(10), (19), (20) .............................................     7,867,519           1.5%
   Michael T. Dugan(11), (19), (20) ...........................................     1,007,367             *
   David K. Moskowitz(12), (19), (20) .........................................       878,969             *
   Soraya Hesabi-Cartwright(13), (19), (20) ...................................       615,160             *
   O. Nolan Daines(14), (20) ..................................................        58,000             *
   Raymond L. Friedlob(15), (20) ..............................................        38,000             *
   Michael R. McDonnell(16), (19), (20) .......................................        10,454             *
   Peter A. Dea(17), (20) .....................................................        10,000             *
   Jean-Marie Messier(20) .....................................................            --             *
   All Directors and Executive Officers as a Group
     (14 persons)(18), (19), (20) .............................................   251,683,820          46.2%

CLASS B COMMON STOCK:
   Charles W. Ergen ...........................................................   238,435,208         100.0%
   Cantey Ergen ...............................................................   238,435,208         100.0%
   All Directors and Executive Officers as a Group (14 persons) ...............   238,435,208         100.0%

SERIES D PREFERRED STOCK::
   Vivendi Universal(6) .......................................................     5,760,479         100.0%

----------
*    Less than 1%.

(1) Except as otherwise noted below, the address of each such person is 5701 Santa Fe Drive, Littleton, Colorado 80120.

(2) The following table sets forth, to the best knowledge of the Corporation, the actual ownership of the Corporation's Class A Common Stock (including options exercisable within 60 Days) as of March 28, 2002 by: (i) each person known by the Corporation to be the beneficial owner of more than five percent of any class of the Corporation's voting Shares; (ii) each Director or Director nominee of the Corporation; (iii) each Named Executive Officer; and (iv) all Directors and Executive Officers as a group:


                                                           NUMBER OF      PERCENTAGE OF
NAME                                                        SHARES           CLASS
-------------------------------------------------------   ----------     ----------------
CLASS A COMMON STOCK:
   FMR Corp. ..........................................   38,393,945         15.5%
   Massachusetts Financial Services Company ...........   32,602,600         13.1%
   Putnam Investments, LLC ............................   17,579,830          7.1%
   James DeFranco .....................................    7,867,519          3.2%
   Charles W. Ergen ...................................    2,591,159          1.0%
   Cantey Ergen .......................................    2,419,159            *
   Michael T. Dugan ...................................    1,007,367            *
   David K. Moskowitz .................................      878,969            *
   Soraya Hesabi-Cartwright ...........................      615,160            *
   O. Nolan Daines ....................................       58,000            *
   Raymond L. Friedlob ................................       38,000            *
   Michael R. McDonnell ...............................       10,454            *
   Peter A. Dea .......................................       10,000            *
   Jean-Marie Messier .................................           --            *
   All Directors and Executive Officers as a Group
     (14 persons) .....................................   13,248,612          5.3%

(3) Mr. Ergen beneficially owns all of the EchoStar Class A common stock owned by his spouse, Mrs. Ergen. Includes: (i) 18,336 Class A Shares held in the 401(k) Employee Savings Plan (the "401(k) Plan"), (ii) the right to acquire 172,000 Class A Shares within 60 days upon the exercise of employee stock options, (iii) 238,435,208 Class A Shares issuable upon conversion of Mr. Ergen's Class B Shares, and (iv) 4,800 Class A Shares held as custodian for his minor children.

(4) The percentage of total voting power held by Mr. Ergen is approximately 89%, after giving effect to the exercise of Mr. Ergen's options exercisable within 60 days.

(5) Mrs. Ergen beneficially owns all of the EchoStar Class A common stock owned by her spouse, Mr. Ergen. Includes: (i) 18,336 Class A Shares held in the 401(k) Plan, (ii) 238,435,208 Class A Shares issuable upon conversion of Mr. Ergen's Class B Shares, and (iv) 4,800 Class A Shares held as custodian for her minor children.

(6) The address of Vivendi Universal is 375 Park Avenue, New York, New York 10152. Vivendi Universal is the parent company of Groupe Canal+, a wholly owned subsidiary of Vivendi Universal. Financiere De Videocommunication is a wholly owned subsidiary of Groupe Canal+, and the owner of record of 5,760,479 shares of series D preferred stock of EchoStar. Each share of series D preferred stock is immediately convertible into 10 shares of EchoStar class A common stock.

(7)  The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts
     02109.

(8) The address of Massachusetts Financial Services Company is 500 Boylston Street, Boston, Massachusetts 02116.

(9) The address of Putnam Investments, LLC is One Post Office Square, Boston, Massachusetts 02109.

(10) Includes: (i) 17,825 Class A Shares held in the 401(k) Plan; (ii) the right to acquire 104,000 Class A Shares within 60 days upon the exercise of employee stock options; (iii) 56,008 Class A Shares held as custodian for his minor children; and (iv) 2,200,000 Class A Shares controlled by Mr. DeFranco as general partner of a partnership.

(11) Includes: (i) 17,017 Class A Shares held in the 401(k) Plan; and (ii) the right to acquire 880,000 Class A Shares within 60 days upon the exercise of employee stock options.

(12) Includes: (i) 17,009 Class A Shares held in the 401(k) Plan; (ii) the right to acquire 377,398 Class A Shares within 60 days upon the exercise of employee stock options; (iii) 1,328 Class A Shares held as custodian for his minor children; (iv) 8,184 Class A Shares held as trustee for Mr. Ergen's children; (v) 100,350 Class A Shares held in trust for the Moskowitz Family; and (vi) 38,785 Class A Shares held by a charitable foundation for which Mr. Moskowitz is a member of the Board of Directors.

(13) Includes: (i) 2,129 Class A Shares held in the 401(k) Plan; and (ii) the right to acquire 553,444 Class A Shares within 60 days upon the exercise of employee stock options.

(14) Includes the right to acquire 58,000 Class A Shares within 60 days upon the exercise of non-employee director stock options.

(15) Includes the right to acquire 38,000 Class A Shares within 60 days upon the exercise of non-employee director stock options.

(16) Includes the right to acquire 10,000 Class A Shares within 60 days upon the exercise of employee stock options.

(17) Includes the right to acquire 10,000 Class A Shares within 60 days upon the exercise of non-employee director stock options.

(18) Class A and Class B common stock beneficially owned by both Mr. and Mrs. Ergen is only included once in calculating the aggregate number of shares owned by directors and executive officers, as a group. Includes: (i) 93,375 Class A Shares held in the 401(k) Plan; (ii) the right to acquire 3,311,653 Class A Shares within 60 days upon the exercise of employee stock options;
     (iii) 2,200,000 Class A Shares held in a partnership; (iv) 238,435,208 Class A Shares issuable upon conversion of Class B Shares; (v) 173,670 Class A Shares held in the name of, or in trust for, minor children and other family members; and (vi) 38,785 Class A Shares held by a charitable foundation for which Mr. Moskowitz is a member of the Board of Directors.

(19) Includes 1,387,011 Class A Shares over which Mr. and Mrs. Ergen has voting power as Trustee for EchoStar's 401(k) Plan. These shares also are beneficially owned through investment power by each individual 401(k) Plan participant. The Class A Shares individually owned by each of the Named Executives through their participation in the 401(k) Plan are included in each respective Named Executive's information above.

(20) Beneficial ownership percentage was calculated assuming exercise or conversion of all Class B Shares, Series D Preferred Shares, Warrants and employee stock options exercisable within 60 days (collectively, the "Derivative Securities") into Class A Shares by all holders of such Derivative Securities. Assuming exercise or conversion of Derivative Securities by such person, and only by such person, the beneficial ownership of Class A Shares would be as follows: Mr. Ergen, 50.2%; Mrs. Ergen, 50.2%, Mr. DeFranco, 3.3%, less than one percent for Mr. Dugan, Mr. Moskowitz, Ms. Hesabi-Cartwright, Mr. Daines, Mr. Friedlob, Mr. McDonnell, Mr. Dea and Mr. Messier, and all Officers and Directors as a group, 52.1%.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires EchoStar's Executive Officers, Directors, and any person who directly or indirectly owns more than ten percent of a registered class of EchoStar's equity securities (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Class A Shares and other equity securities of the Corporation. Reporting Persons are required by SEC regulations to furnish EchoStar with copies of all Section 16(a) forms that are filed with the SEC. Based solely on a review of the copies of such forms and amendments, if any, thereto, furnished to EchoStar for the 2001 fiscal year and written representations that no other reports were required, all Reporting Persons made all required filings in a timely manner.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION SUMMARY

         Executive Officers are compensated by certain subsidiaries of EchoStar. The following table sets forth the cash and non-cash compensation for the fiscal years ended December 31, 2001, 2000 and 1999 for the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE



                                                                                            LONG TERM
                                                                                           COMPENSATION
                                                                                              AWARDS
                                                                                           ------------
                                                                                            SECURITIES
                                                                                            UNDERLYING
                                                                         OTHER ANNUAL        OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR      SALARY      BONUS(1)      COMPENSATION         (#)(2)       COMPENSATION(3)
-------------------------------      ----     ---------   ---------      ------------      ------------    ---------------
Charles W. Ergen                     2001     $ 250,006   $ 750,000       $      --                --        $    13,794
Chairman and Chief Executive         2000       250,000     750,000              --           500,000             28,813
    Officer                          1999       250,007     500,000              --           520,000             26,798

David K. Moskowitz                   2001     $ 119,230   $ 187,500       $      --                --        $     4,499
Senior Vice President, General       2000       192,307          --              --                --             14,328
    Counsel and Director             1999       194,789     500,000              --           520,000             15,303

Michael R. McDonnell(4)              2001     $ 200,000   $  93,750       $      --                --        $     4,070
Senior Vice President and Chief      2000        96,923      30,000              --            50,000                 --
    Financial Officer                1999            --          --              --                --                 --

Michael T. Dugan                     2001     $ 250,000   $      --       $      --                --        $     4,499
President and Chief Operating .      2000       242,311          --              --           500,000             14,328
    Officer                          1999       221,154          --              --           520,000             15,303

Soraya Hesabi-Cartwright             2001     $ 225,000   $      --       $      --                --        $     4,499
Executive Vice President -           2000       216,365          --              --           250,000             14,328
   DISH Network                      1999       196,971          --              --         1,160,000             15,303

----------

  (1) A portion of the bonuses included in each year were earned in that year, but not paid until the following year.

  (2) During the year ended December 31, 2001, there were no stock options granted to the Named Executive Officers.

  (3) "All Other Compensation" includes amounts contributed to EchoStar's 401(k) Plan on behalf of the Named Executive Officers and compensation related to the EchoStar VI Launch Bonus stock award during April 2001 (See "Launch Bonus Plan"). With respect to Messrs. Ergen and McDonnell for 2001 and 2000, "All Other Compensation" also includes payments made in connection with a tax indemnification agreement between EchoStar and these individuals.

  (4)  Mr. McDonnell joined EchoStar in August 2000.

         The following table provides information as of December 31, 2001, concerning unexercised options to purchase Class A Shares:



                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES


                                                             NUMBER OF SECURITIES
                             NUMBER OF                      UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                              SHARES                             OPTIONS AT                IN-THE-MONEY OPTIONS AT
                             ACQUIRED                        DECEMBER 31, 2001(#)          DECEMBER 31, 2001($)(1)
                            ON EXERCISE  VALUE REALIZED   ---------------------------      ----------------------------
NAME                            (#)           ($)         EXERCISABLE   UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
------------------------    -----------  --------------   ---------------------------      -----------    -------------
Charles W. Ergen                43,603   $ 1,149,685       207,649       520,000           $ 2,503,945     $ 2,711,460
David K. Moskowitz                  --            --       305,398       120,000             7,624,835       2,762,400
Michael R. McDonnell                --            --        10,000        40,000                    --              --
Michael T. Dugan                    --            --       793,888       534,112            17,400,591       3,120,068
Soraya Hesabi-Cartwright            --            --       384,764       679,952             7,308,713      10,388,293

----------

(1) The dollar value of each exercisable and unexercisable option was calculated by multiplying the number of Class A Shares underlying the option by the difference between the exercise price of the option and the closing price (as quoted in the Nasdaq National Market) of a Class A Share on December 31, 2001.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Prior to October 1995, EchoStar did not have an Executive Compensation Committee, and its Board of Directors determined all matters concerning executive compensation. During 2001, the Executive Compensation Committee consisted of Messrs. Friedlob and Daines. Mr. Friedlob is a partner in the law firm of Friedlob, Sanderson, Paulson & Tourtillot, LLC, which billed EchoStar approximately $137,000 in fees related to legal services and securities offerings in 2001, of which approximately $88,000 was ultimately paid by third parties.

DIRECTOR COMPENSATION

         EchoStar's Directors who are not also employees receive $1,000 for each meeting of the Board of Directors attended. Except with respect to EchoStar's Annual Meetings, EchoStar's Directors who are not also employees do not receive separate reimbursement of travel costs to attend Board of Director meetings. EchoStar's Directors who are employees are not compensated for their services as Directors. EchoStar's Directors are elected annually by the shareholders of the Corporation. Directors who are not also employees of EchoStar are granted options under the 1995 (the "1995 Director Plan") or 2001 (the "2001 Director Plan") Non-employee Director Stock Option Plans to acquire Class A Shares upon election to the Board.

         Mr. Friedlob was granted an option to acquire 8,000 Class A Shares on December 22, 1995 pursuant to the 1995 Director Plan. These options were 100% vested upon issuance and had an exercise price of $2.53125 per share and a term of five years. These options were repriced to $2.1250 per share during July 1997, as discussed below. In February 1997, Mr. Friedlob was granted an option to acquire 40,000 Class A Shares. These options were 100% vested upon issuance and have an exercise price of $2.1250 and a term of five years. In February 1999, Mr. Friedlob was granted an option to acquire 40,000 Class A Shares. These options were 100% vested upon issuance and have an exercise price of $6.00 and a term of five years. Mr. Friedlob was granted an option to acquire an additional 10,000 Class A Shares during June 2000. These options were 100% vested upon issuance and have an exercise price of $33.109 and a term of five years.

         In March 1998, upon appointment to EchoStar's Board of Directors, Mr. Daines was granted an option to acquire 8,000 Class A Shares, pursuant to the 1995 Director Plan. These options were 100% vested upon issuance, have an exercise price of $2.75, and a term of five years. Additionally, in February 1999, Mr. Daines was granted an option to acquire 40,000 Class A Shares. These options were 100% vested upon issuance, have an exercise price of $6.00, and a term of five years. Mr. Daines was granted an option to acquire an additional 10,000 Class A Shares during June 2000. These options were 100% vested upon issuance and have an exercise price of $33.109 and a term of five years.

         In June 2001, upon appointment to EchoStar's Board of Directors, Mr. Dea was granted an option to acquire 10,000 Class A Shares pursuant to the 2001 Director Plan. These options were 100% vested upon issuance, have an exercise price of $32.42, and a term of five years.

STOCK INCENTIVE PLANS

         EchoStar has adopted Incentive Plans to provide incentives to attract and retain Executive Officers and other key employees. EchoStar's Executive Compensation Committee administers the Incentive Plans. Key employees are eligible to receive awards under the Incentive Plans at the Committee's discretion.

         Awards available under the Incentive Plans include: (i) common stock purchase options; (ii) stock appreciation rights; (iii) restricted stock and restricted stock units; (iv) performance awards; (v) dividend equivalents; and
(vi) other stock-based awards. EchoStar has reserved up to 160 million Class A Shares for granting awards under the Incentive Plans. Under the terms of the Incentive Plans, the Executive Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding awards and to reprice awards.

         Pursuant to the Incentive Plans, EchoStar has granted options to its Executive Officers and other key employees for the purchase of a total of 51,596,900 Class A Shares. Options to purchase 22,747,593 Class A Shares were outstanding as of December 31, 2001. These options generally vest at the rate of 20% per year, commencing one year from the date of grant and 20% thereafter on each anniversary of the date of grant. The exercise prices of these options, which have generally been equal to or greater than the fair market value at the date of grant, have ranged from $1.16625 to $79.00 per Class A Share. Certain of these stock options were repriced as described below.

         Effective July 1, 1997, the Executive Compensation Committee voted to reprice all outstanding options with an exercise price greater than $2.125 per Class A Share to $2.125 per Class A Share. The price to which the options were repriced exceeded the fair market value of a Class A Share as of the date of repricing. The market value of Class A Shares on the date of repricing was $1.90625 per Class A Share. The Executive Compensation Committee and the Board of Directors indicated that they would not typically consider reducing the exercise price of previously granted options. However, the Executive Compensation Committee and the Board of Directors recognized that certain events beyond the reasonable control of the employees of EchoStar had significantly reduced the incentive those options were intended to create. It was the expectation of the Executive Compensation Committee and the Board of Directors that by reducing the exercise price of these options to $2.125, the intended incentive would be restored in part.

         The following table provides information concerning the repricing of Incentive Plan stock options:


                            TEN-YEAR OPTION REPRICING


                                                                           MARKET
                                                                          PRICE OF    EXERCISE
                                                          SECURITIES      STOCK AT    PRICE AT                 LENGTH OF ORIGINAL
                                                          UNDERLYING       TIME OF     TIME OF       NEW         OPTION TERM
                                                           OPTIONS        REPRICING   REPRICING    EXERCISE    REMAINING AT DATE
NAME AND POSITION                            DATE         REPRICED(#)        ($)         ($)       PRICE ($)     OF REPRICING
-----------------                        ------------     -----------     ---------   ---------   ----------   ------------------
Charles W. Ergen                         July 1, 1997      117,640        $ 1.90625   $  2.3375   $  2.125     3 years, 354 days
Chairman and Chief Executive             July 1, 1997      136,240          1.90625      3.6700      2.125     5 years, 31 days
   Officer

Michael T. Dugan                         July 1, 1997       79,016          1.90625      2.5313      2.125     4 years, 174 days
President, EchoStar Technologies         July 1, 1997      149,880          1.90625      3.3359      2.125     5 years, 31 days
   Corporation

Steven B. Schaver                        July 1, 1997      118,512          1.90625      2.5313      2.125     4 years, 174 days
Chief Operating Officer and Chief
   Financial Officer

David K. Moskowitz                       July 1, 1997      118,512          1.90625      2.5313      2.125     4 years, 174 days
Senior Vice President, General           July 1, 1997       59,960          1.90625      3.3359      2.125     5 years, 31 days
   Counsel and Director

Mark W. Jackson                          July 1, 1997       79,016          1.90625      2.5313      2.125     4 years, 174 days
Senior Vice President - Satellite        July 1, 1997       89,920          1.90625      3.3359      2.125     5 years, 31 days
   Services

Michael S. Schwimmer                     July 1, 1997       59,960          1.90625      3.3359      2.125     5 years, 31 days
Vice President - Programming

LAUNCH BONUS PLAN

         During 2000, in connection with the launch of EchoStar's sixth satellite, EchoStar granted a performance award of ten Class A Shares to all eligible employees. Eligible employees included full-time employees of EchoStar or one of its subsidiaries, with a hire date on or before April 1, 2000, and part-time employees of EchoStar or one of its subsidiaries with a hire date on or before April 1, 2000 who had worked at least 1,000 hours prior to April 1, 2001. All eligible employees must have also been continuously employed with EchoStar or one of its subsidiaries from April 1, 2000 through March 31, 2001. Issuance of the Class A Shares was contingent upon the successful launch and operation of EchoStar VI and was also contingent on there being no insurance claims and no losses prior to the issuance date related to EchoStar IV, including in-orbit performance. During 2001, EchoStar distributed approximately 35,000 Class A Shares pursuant to the EchoStar VI launch bonus plan.

401(k) PLAN

         In 1983, EchoStar adopted a defined-contribution tax-qualified 401(k) Plan. EchoStar's employees become eligible for participation in the 401(k) Plan upon completing six months of service with EchoStar and reaching age 19. 401(k) Plan participants may contribute between 1% and 15% of their compensation in each contribution period, subject to the maximum deductible limit provided by the Internal Revenue Code. EchoStar may make a 50% matching contribution up to a maximum of $1,000 per participant per calendar year. EchoStar may also make an annual discretionary profit sharing or employer stock contribution to the 401(k) Plan with the approval of the Board of Directors. During 2001 EchoStar contributed approximately $2 million in cash to the 401(k) Plan related to its 2000 discretionary contribution and accrued approximately $6.7 million related to its 2002 discretionary contribution.

         401(k) Plan participants are immediately vested in their voluntary contributions, plus actual earnings thereon. The balance of the vesting in 401(k) Plan participants' accounts is based on years of service. A participant becomes 20% vested after one year of service, 40% vested after two years of service, 60% vested after three years of service, 80% vested after four years of service, and 100% vested after five years of service.

PERFORMANCE GRAPH

         The graph below sets forth the cumulative total return to EchoStar's shareholders during the period from December 29, 1996 to December 29, 2001. The graph appearing below assumes the investment on December 29, 1996 of $100 in Class A Shares of the Corporation, the Nasdaq Stock Market Index, and an industry peer group. The industry peer group consists of: Adelphia Communications Corporation, Cablevision Systems Corporation, Comcast Corporation, Cox Communications Inc., Hughes Electronics Corporation, Pegasus Communications Corporation, AT&T Corp. and AOL Time Warner, Inc. ("Industry Peer Group"). Although the companies included in the industry peer group were selected because of similar industry characteristics, they are not entirely representative of the Corporation's business.

                         [TOTAL RETURN TO STOCKHOLDERS]
                     (ASSUMES $100 INVESTMENT ON 12/29/96)


                              [PERFORMANCE GRAPH]


TOTAL RETURN ANALYSIS

                                12/29/96    12/31/97    12/31/98    12/31/99     12/31/00   12/29/01
                               ---------   ---------   ---------   ---------   ----------  ---------
ECHOSTAR COMMUNICATIONS        $  100.00   $   75.89   $  219.20   $1,767.19   $  824.69   $  995.79
PEER GROUP                     $  100.00   $  193.95   $  357.25   $  639.47   $  351.18   $  358.50
NASDAQ COMPOSITE               $  100.00   $  121.63   $  170.52   $  317.38   $  192.68   $  152.12

         The preceding graph and table shall not be deemed to be "solicited material" or "filed" or incorporated by reference in any filing by the Corporation under the Securities Act or under the Exchange Act irrespective of any general statement incorporating by reference this Proxy Statement into any such filing, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that EchoStar specifically incorporates this information by reference into a document filed under the Securities Act or the Exchange Act.

                        EXECUTIVE COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

GENERAL

         The purpose of EchoStar's compensation policy is to offer compensation packages to attract, retain and motivate Executive Officers over the long term. Since 1996, executive compensation has been reviewed by the Executive Compensation Committee (the "Committee"). The primary components of EchoStar's executive compensation program are base salary and bonuses, conditional incentive-based bonuses and long-term incentive compensation in the form of stock options and other awards offered under EchoStar's Incentive Plans.

BASE SALARIES AND BONUSES

         Annual base salaries paid to EchoStar's Executive Officers have historically been at levels significantly below those generally paid to Executive Officers with comparable experience and responsibilities in the telecommunications industry or other similarly sized companies. Because of the levels of compensation, EchoStar may experience difficulty in attracting and retaining Executives at the highest performance levels. The Committee reviews all adjustments to annual base salaries paid to EchoStar's Executive Officers. Compensation adjustments are determined based on recommendations from the Chief Executive Officer. Factors considered by Mr. Ergen in making his recommendation to the Committee are typically based on his perception of the individual's performance, success in achieving company and personal goals, and planned changes in responsibilities. An individual's extraordinary efforts resulting in tangible increases in corporate, division or department success are also considered by Mr. Ergen in recommending increases in base salary and annual bonuses.

INCENTIVE COMPENSATION

         Stock option grants under EchoStar's Incentive Plans are designed to provide an additional incentive to attract and retain Executive Officers. In addition, stock options provide an incentive to Executive Officers to increase shareholder value on a long-term and sustained basis. Management believes that Executive Officers who are in a position to contribute to the long-term success of EchoStar and to build incremental shareholder value, should have a stake in EchoStar's future success. This focuses attention on managing EchoStar as an owner with an equity position in EchoStar's business and seeks to align the Executive Officer's interests with the long-term interests of shareholders. Stock options represent an important part of EchoStar's compensation program for Executive Officers, and, similar to other growing technology companies, represents a significant component of overall compensation.

         General Incentives. Awards under the 1995 Incentive Plan follow a review of the individual employee's performance, years of service, position with EchoStar, and long-term potential contribution to EchoStar. The number of options to be granted to an employee are determined based upon the key employee's level of responsibility, position in EchoStar and potential to contribute to the long-term success of EchoStar and on the number of options previously granted to the employee. Neither Management nor the Board of Directors assigns specific weights to these factors, although the employee's position and a subjective evaluation of his performance are considered most important.

         Stock options were awarded under the 1995 Incentive Plan to certain key employees on March 31, June 30, September 30, and December 31, 2001. To encourage Executive Officers to remain employed by EchoStar or its subsidiaries, options granted under the 1995 Incentive Plan generally vest at the rate of 20% per year and generally are granted at exercise prices not less than fair market value.

         Conditional Incentives. On February 17, 1999, each of the Named Executives also was granted an option to purchase 400,000 Class A Shares under the Corporation's Long Term Incentive Plan. The plan, which provided key employees with stock options, the exercise of which is contingent on the achievement of certain long-term goals, was adopted by the Corporation during February 1999. As of the date of this Proxy Statement the achievement of those goals and consequent exercisability of the options, cannot reasonably be predicted. These goals may, however, be met upon consummation of the proposed merger with Hughes Electronics Corporation ("Hughes"). Subject to the achievement of such goals, the options vest at the rate of 20% per year, commencing March 31, 2000 and expire ten years from the date of grant, subject to early termination in certain circumstances.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The Committee believes that the compensation paid to Charles W. Ergen, EchoStar's Chief Executive Officer, has generally been at a level that is substantially below amounts paid to Chief Executive Officers at other companies of similar size and in comparable industries.

         Mr. Ergen's base salary for each of fiscal 2001, 2000 and 1999 was $250,000. Since 1996, changes in Mr. Ergen's base salary are reviewed annually by the Committee based on recommendations from the Board of Directors. During 2001, Mr. Ergen was awarded a bonus of $750,000 to reward him for his efforts over the past year.

         The report of the Compensation Committee and the information contained therein shall not be deemed to be "solicited material" or "filed" or incorporated by reference in any filing by the Corporation under the Securities Act or under the Exchange Act irrespective of any general statement incorporating by reference this Proxy Statement into any such filing, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that EchoStar specifically incorporates this information by reference into a document filed under the Securities Act or the Exchange Act.


                                 Respectfully submitted,

                                 The EchoStar Executive Compensation Committee

                                 Raymond L. Friedlob
                                 O. Nolan Daines

 INFORMATION ABOUT OUR INDEPENDENT PUBLIC ACCOUNTANTS AND AUDIT COMMITTEE REPORT

         Independent Public Accountants. The firm of Arthur Andersen LLP ("Andersen") served as our independent public accountants for the fiscal year ended December 31, 2001. The Audit Committee, in its discretion, may direct the appointment of different independent public accountants at any time during the year if the Audit Committee believes that a change would be in the best interests of our stockholders. Although members of the Audit Committee have not reached a final decision regarding our independent public accountants for 2002, they are considering engaging another independent accounting firm for reasons that are unrelated to Andersen's audit of our financial statements. For this reason, we do not intend to ask stockholders to ratify Andersen or any other independent accounting firm as our independent public accountants at the Annual Meeting. If members of the Audit Committee decide to change our independent public accountants, we will promptly provide the disclosure required by the regulations of the Securities and Exchange Commission.

         A representative of Andersen is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. If members of the Audit Committee select new independent public accountants prior to the date of the Annual Meeting, EchoStar intends to also invite a representative of the new accounting firm to attend the Annual Meeting and answer questions from stockholders.

         Audit and Non-Audit Fees. Andersen served as our independent auditors for the fiscal year ended December 31, 2001. During 2001 and 2002, Andersen billed EchoStar approximately $225,000 in fees for the audit of the Corporation's annual financial statements for the year ended December 31, 2001 and for reviews of EchoStar's quarterly financial statements issued during 2001. Andersen also billed EchoStar approximately $271,000 in audit-related fees and approximately $132,000 in other fees. Audit related fees relate primarily to certain of the Corporation's 2001 securities offerings, acquisition due diligence and accounting consultation. Other fees related to tax services. There were no financial information systems design and implementation fees incurred in 2001.

         Audit Committee Report. The report of the Audit Committee and the information contained therein shall not be deemed to be "solicited material" or "filed" or incorporated by reference in any filing by the Corporation under the Securities Act or under the Exchange Act irrespective of any general statement incorporating by reference this Proxy Statement into any such filing, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that EchoStar specifically incorporates this information by reference into a document filed under the Securities Act or the Exchange Act.

                          REPORT OF THE AUDIT COMMITTEE

         The role of the Audit Committee is to assist the Board of Directors in its oversight of the Corporation's financial reporting process. Management is responsible for the Corporation's financial reporting process including its system of internal control, and for the preparation, presentation and integrity of consolidated financial statements in accordance with generally accepted accounting principles. The Corporation's independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Corporation and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report, on the Corporation's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Corporation's financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company's financial statements has been carried out in accordance with generally accepted auditing standards or that our Company's independent accountants are in fact "independent."

         In the performance of our oversight function, we have reviewed and discussed the audited financial statements of EchoStar for fiscal 2001 with management. We also have discussed the audited financial statements with EchoStar's independent auditors. Our discussions with the independent auditors included, among other things, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as currently in effect, discussions relating to the auditor's responsibility under generally accepted auditing standards, the processes used by our management in formulating accounting estimates, significant adjustments made during the audit, any disagreements with our management and any difficulties encountered by the independent auditors in performing the audit. We also received and reviewed written disclosures from the independent auditors relating to any and all relationships between them and EchoStar, including the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the non-audit services provided by Arthur Andersen LLP is compatible with maintaining the independence of Arthur Andersen LLP, and we discussed with the auditors their independence, including any relationship that might affect the objectivity or independence of the independent auditors.

         Based on those discussions, we are not aware of any relationship between the independent auditors and EchoStar that affects the objectivity or independence of the independent auditors. Based on the discussions and our review discussed above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that the audited financial statements for fiscal 2001 be included in EchoStar's 2001 Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                    Respectfully submitted,

                                    The EchoStar Audit Committee



                                    O. Nolan Daines
                                    Peter A. Dea
                                    Raymond L. Friedlob


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During 2001, the law firm of Friedlob, Sanderson, Paulson & Tourtillott, LLC billed EchoStar approximately $137,000 in fees related to certain of the Corporation's 2000 and 2001 securities offerings and other corporate legal advice, of which approximately $88,000 was ultimately paid by third parties. Mr. Friedlob, a member of EchoStar's Board of Directors, is a member in that law firm.

         For a more detailed description of the Vivendi transactions, please see our Annual Report on Form 10-K for the year ended December 31, 2001. We also filed copies or forms of certain definitive agreements relating to the Vivendi transactions with the Securities and Exchange Commission on December 21, 2001 on Current Report on Form 8-K. For more information on how to obtain copies of our Annual Report on Form 10-K for the year ended December 31, 2001 and our Current Report on Form 8-K, see "Where To Get Additional Information".

       PROPOSAL NO. 2 - APPROVAL OF THE 2002 CLASS B CEO STOCK OPTION PLAN

         On April 2, 2002, the Board of Directors adopted the EchoStar Communications Corporation 2002 Class B CEO Stock Option Plan (the "Plan") to become effective on May 6, 2002, subject to stockholder approval of the Plan by the affirmative vote of a majority of the total votes cast at the Annual Meeting in person or by proxy. The purpose of the Plan is to promote the interests of the Corporation and its subsidiaries by aiding the Corporation in retaining and incentivizing Charles W. Ergen, the Chairman, Chief Executive Officer and President of EchoStar, who the Board of Directors believes is crucial to assuring the future success of the Corporation; to permit the Board of Directors to reward Mr. Ergen for his extraordinary efforts on behalf of the Corporation in the past to offer Mr. Ergen incentives to put forth maximum efforts for the future success of the Corporation's business and to afford Mr. Ergen an opportunity to acquire additional proprietary interests in the Corporation. Mr. Ergen and Mrs. Ergen both abstained from the Board of Directors vote on this matter.

         The proposed Plan is set forth in Appendix A. The principal provisions of the Plan are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan.

GENERAL INFORMATION

         The Plan would authorize the Board of Directors or a committee appointed by the Board of Directors (the "Committee") to grant incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options and dividend equivalent rights with respect to the Corporation's Class B Common Stock (collectively, "Awards") to Charles W. Ergen. Under the Plan, the Committee also has the authority to, among other things: (i) determine the type, size and the terms and conditions of Awards, (ii) amend the terms and conditions of Awards, (iii) accelerate the exercisability of options or the lapse of restrictions relating to Awards and (iv) interpret and administer the Plan and Award agreements thereunder.

         As used in this summary, the term "Committee" will include the Board of Directors in the event that it performs the functions described. If the Committee consists of less than the entire Board of Directors, each member must be a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act. To the extent necessary for any Award to qualify as performance-based compensation under Section 162(m) of the Code, each Committee member must be an "outside director" within the meaning of Section 162(m) of the Code.

         The aggregate number of Class B Shares that may be issued subject to Awards under the Plan shall not exceed 20,000,000 shares. EchoStar may continue to grant awards (which may include stock options, restricted stock and other equity awards with respect to the Corporation's Class A Common Stock) under the 1995 Stock Incentive Plan for Class A Common Stock authorized but unissued under that plan, until the 1995 Stock Incentive Plan expires on June 20, 2005 and under the 1999 Stock Incentive Plan for Class A Common Stock unissued under that plan, until the 1999 Stock Incentive Plan expires on April 16, 2009. If there is a stock split, stock dividend or other relevant change affecting EchoStar's shares, appropriate adjustments will be made in the number of shares that may be issued or transferred in the future and in the number of shares and price in all outstanding grants made before such event. If shares under a grant are not issued or transferred, those shares would again be available for inclusion in future grants.

GRANTS UNDER THE PLAN

         STOCK OPTIONS

         The Committee will determine whether any option is intended to be a nonqualified or incentive stock option at the time of grant. The per share exercise price of an option granted under the Plan will be determined by the Committee at the time of grant, provided that the purchase price per share under each incentive stock option must not be less than 100% of the fair market value of a share of Class A Common Stock (adjusted as may be necessary to take into account the different voting rights of the two classes of stock) at the date of grant (110% in the case of an incentive stock option granted to a Ten-percent Stockholder, as defined in the Plan). Each option will be exercisable at such dates and in such installments as determined by the Committee. Each option terminates at the time determined by the Committee, provided that the term of each incentive stock option may not exceed ten years (five years in the case of an incentive stock option granted to a Ten-Percent Stockholder, as defined in the Plan).

         The Committee may grant restoration options, separately or together with another option, under which the grantee would be granted a new option when the grantee pays the exercise price of the original option by delivery of previously owned shares. The restoration option would permit the grantee to purchase a number of shares not exceeding the sum of (i) the number of shares provided as consideration upon the exercise of the previously granted option to which such restoration option relates and (ii) the number of shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which the restoration option relates.

FEDERAL INCOME TAX CONSEQUENCES

         STOCK OPTIONS

         The grant of an incentive stock option or a nonqualified stock option would not result in income for the grantee or in a deduction for EchoStar.

         The exercise of a nonqualified stock option would result in ordinary income for the grantee and, subject to deduction limitations under Code Section 162(m), a deduction for EchoStar measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required.

         The exercise of an incentive stock option would not result in income for the grantee if the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and (ii) is an employee of EchoStar or a subsidiary of EchoStar from the date of grant until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option exercise price for such shares. Any gain will be taxed to the employee as long-term capital gain and EchoStar would not be entitled to a deduction. The excess of the fair market value on the exercise date over the option exercise price is an item of tax preference, potentially subject to the alternative minimum tax.

         If the grantee disposes of the shares prior to the expiration of either of the holding periods, the grantee would recognize ordinary income and, subject to deduction limitations under Code Section 162(m), EchoStar would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option exercise price or the amount realized on disposition minus the option exercise price. Any gain in the excess of the ordinary income portion would be taxable as long-term or short-term capital gain.

OTHER INFORMATION

         The Plan will continue until terminated by the Board of Directors. The Board of Directors may amend the Plan as it deems advisable. During the term of the Plan, Charles W. Ergen may not be granted Awards under the Plan in the aggregate in respect of more than 5,000,000 shares in any one calendar year. There have been no determinations and no commitments about whether Awards will be granted to Charles W. Ergen under the Plan.

         Charles W. Ergen beneficially owns shares of EchoStar common stock representing approximately 89% of the total voting power of EchoStar. Approval of Proposal No. 2 requires the affirmative vote of a majority of the total votes cast at the Annual Meeting in person or by proxy. Mr. Ergen has indicated his intention to vote the shares of EchoStar common stock beneficially owned by him in favor of Proposal No. 2. Accordingly, approval of Proposal No. 2 is assured notwithstanding a negative vote by shareholders other than Mr. Ergen.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2002 CLASS B CEO STOCK OPTION PLAN (ITEM NO. 2 ON THE ENCLOSED PROXY CARD).

                       WHERE TO GET ADDITIONAL INFORMATION

         EchoStar files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information EchoStar files at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings of EchoStar are also available to the public from commercial document retrieval services and on the Internet through the website maintained by the SEC at http://www.sec.gov. EchoStar Class A Shares are traded on the NASDAQ National Market System and reports and other information concerning EchoStar can also be inspected at the NASDAQ National Market, 1735 K Street, NW, Washington, D.C. 20546.

                             COST OF PROXY STATEMENT

         The cost of the solicitation of proxies will be borne by EchoStar. In addition to the use of the mail, proxies may be solicited by EchoStar personally, by telephone or by similar means. No Director, officer or employee of EchoStar will be specifically compensated for those activities. EchoStar does not expect to pay any compensation for the solicitation of proxies but will reimburse brokerage firms, custodians, nominees, fiduciaries and other persons holding stock in their names, or in the names of nominees, at approved rates, for their reasonable expenses in forwarding proxy materials to beneficial owners of securities held of record by such persons and obtaining their proxies.

           SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

         Shareholders who intend to have a proposal considered for inclusion in EchoStar's proxy materials for presentation at the 2003 Annual Meeting of Shareholders must submit the proposal to EchoStar no later than December 26, 2002. EchoStar reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                 OTHER BUSINESS

         Management knows of no other business that will be presented to the Annual Meeting other than that which is set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote thereon in accordance with their best judgement.



                              By Order of the Board of Directors

                              /s/ DAVID K. MOSKOWITZ



                              DAVID K. MOSKOWITZ
                              Senior Vice President, General Counsel,
                                Corporate Secretary and Director

                                                                      APPENDIX A

                       ECHOSTAR COMMUNICATIONS CORPORATION
                       2002 CLASS B CEO STOCK OPTION PLAN

Section 1.   Purpose

         The purpose of this Stock Option Plan (the "Plan") is to promote the interests of EchoStar Communications Corporation (the "Corporation") and its Subsidiaries by aiding the Corporation in retaining and incentivizing Charles W. Ergen, who the Board of Directors believes is capable of assuring the future success of the Corporation; to permit the Board of Directors to reward Mr. Ergen for his extraordinary efforts on behalf of the Corporation in the past to offer Mr. Ergen incentives to put forth maximum efforts for the future success of the Corporation's business and to afford Mr. Ergen an opportunity to acquire additional proprietary interest in the Corporation.

Section 2.   Definitions

         As used in the Plan, the following terms shall have the meanings set forth below:

         (a) "Award" shall mean an award granted to Mr. Ergen in accordance with the terms of this Plan in the form of Options or Dividend Equivalents granted under the Plan.

         (b) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

         (d) "Committee" shall mean the committee described in Section 3 of the Plan.

         (e) "Company" shall mean EchoStar Communications Corporation, a Nevada corporation, and any successor corporation.

         (f) "Dividend Equivalent" shall mean any right granted under Section 6(b) of the Plan.

         (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (h) "Fair Market Value" shall mean, with respect to Shares, the last sale price of the Class A Common Stock, $.01 par value, of the Corporation, as reported on the consolidated tape for securities listed on the Nasdaq Stock Market ("NASDAQ") or any national securities exchange on which the Shares are then traded, for the date in question (with any adjustments that the Committee, in its sole discretion, determines are necessary or appropriate to take into account the difference in voting rights between the Class A Common Stock and the Shares). If Fair Market Value is in reference to property other than Shares, the Fair Market Value of such other property shall be determined by such methods or procedures as shall be established from time to time by the Committee.

         (i) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

         (j) "Nonemployee Director" shall mean a director of the Corporation who is a "nonemployee director" within the meaning of Rule 16b-3.

         (k) "Non-Qualified Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

         (l) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option, and shall include Restoration Options.

         (m) "Outside Director" shall mean a director of the Corporation who is an "outside director" within the meaning of Section 162(m) of the Code.

         (n) "Person" shall mean any individual, corporation, partnership, association or trust.

         (o) "Plan" shall mean this 2002 Class B CEO Stock Option Plan, as amended from time to time.

         (p) "Restoration Option" shall mean any Option granted under Section 6(a)(iv) of the Plan which confers upon Mr. Ergen the right to receive a new Option upon the payment of the exercise price of a previously held Option by delivery of previously owned Shares or previously owned shares of Class A Common Stock of the Corporation.

         (q) "Retirement" shall mean becoming eligible to receive immediate retirement benefits under a retirement or pension plan of the Corporation or any Subsidiary.

         (r) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

         (s) "Shares" shall mean shares of Class B Common Stock, $.01 par value, of the Corporation or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

         (t) "Subsidiary" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain owns more than 50% of the voting stock in one of the other corporations in such chain.

         (u) "Ten-Percent Stockholder" shall mean an individual who owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of a Subsidiary.

         (v) "Total Disability" shall mean the complete and permanent inability of Mr. Ergen to perform his duties under the terms of his employment with the Corporation or any Subsidiary, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

Section 3.   Administration.

         (a) Power and Authority of the Committee.

             (i) The Committee. The Committee shall consist of at least two directors of the Corporation and may consist of the entire Board of Directors; provided, however, that (i) if the Committee consists of less than the entire Board of Directors, each member shall be a Nonemployee Director and (ii) to the extent necessary for any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, to so qualify, each member of the Committee, whether or not it consists of the entire Board of Directors, shall be an Outside Director.

             (ii) Power and Authority. Subject to the express provisions of the Plan and to applicable law, the Committee or the Board of Directors, as the case may be, shall have full power and authority to: (i) determine the type or types of Awards to be granted to Mr. Ergen under the Plan; (ii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iii) determine the terms and conditions of any Award or Award Agreement; (iv) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options; (v) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Section 4.   Shares Available for Awards.

         (a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares that may be issued subject to Awards under the Plan shall not exceed 20,000,000; provided, however, that (i) Mr. Ergen may not be granted Awards in the aggregate in respect of more than 5,000,000 Shares in any one calendar year. Shares to be issued under the Plan may be either Shares reacquired and held in the treasury or authorized but unissued Shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, or if Shares are surrendered or withheld from any Award to satisfy Mr. Ergen's income tax or other withholding obligations, or Shares owned by Mr. Ergen are tendered to pay the exercise price of any Award granted under the Plan, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, termination, surrender, withholding or tender shall again be available for granting Awards under the Plan. The Corporation shall at all times keep available out of authorized but unissued Shares the number of Shares to satisfy Awards granted under the Plan.

         (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Corporation, issuance of warrants or other rights to purchase Shares or other securities of the Corporation or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

Section 5.   Eligibility.

         Only Mr. Ergen shall be eligible to participate in the Plan. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) of the Corporation and its Subsidiaries.

Section 6.   Awards.

         (a) Options. The Committee is hereby authorized to grant Options to Mr. Ergen with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, which terms and conditions shall be set forth in a form approved by the Committee.

                  (i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that, in the case of an Incentive Stock Option, such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder); provided, further, that to the extent that the aggregate Fair Market Value, determined at the time an Incentive Stock Option is granted, of the Shares with respect to which Incentive Stock Options may be exercisable for the first time by Mr. Ergen in any calendar year under all plans of the Corporation and any parent corporation of the Corporation and any Subsidiary shall exceed $100,000, such Incentive Stock Options shall be treated as Non-Qualified Stock Options.

                  (ii) Option Term. The term of each Option shall be set forth in the applicable Award Agreement; provided, however that no Incentive Stock Option shall be exercisable more than ten years after the date of grant (5 years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder), unless the Option shall cease to be exercisable pursuant to this Section 6. If Mr. Ergen's employment with the Corporation and all Subsidiaries terminates other than by reason of his death, Total Disability or Retirement, his Option shall terminate and cease to be exercisable upon termination of employment, unless (A) the Committee shall determine otherwise or (B) otherwise specified in the applicable Award Agreement or in his employment agreement.

                  (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares or shares of Class A Common Stock of the Corporation (that, in either case, have been held by Mr. Ergen for at least six months), promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. The Committee may also permit Mr. Ergen, in accordance with such procedures as the Committee may in its sole discretion establish, including those set forth in
         Section 6(c) hereof, to exercise Options and sell Shares acquired pursuant to a brokerage or similar arrangement approved in advance by the Committee, and to use the proceeds from such sale as payment of the exercise price of such Options.

                  (iv) Restoration Options. The Committee may grant Restoration Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 or any other applicable law, Mr. Ergen would be granted a new Option when the payment of the exercise price of the Option to which such Restoration Option relates is made by the delivery of Shares or shares of Class A Common Stock of the Corporation owned by Mr. Ergen pursuant to the relevant provisions of the Plan or agreement relating to such Options, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares or shares of Class A Common Stock of the Corporation so provided as consideration upon the exercise of the previously granted Option to which such Restoration Option relates and
         (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the Option to which such Restoration Option relates pursuant to the relevant provisions of the Plan or agreement relating to such Option. Restoration Options may be granted with respect to Options previously granted under the Plan or any other stock option plan of the Corporation, and may be granted in connection with any Option granted under the Plan or any other stock option plan of the Corporation at the time of such grant.

                  (v) Incentive and Non-Qualified Stock Options. Each Option granted pursuant to the Plan shall specify whether it is intended to be an Incentive Stock Option or a Non-Qualified Stock Option, provided that the Committee may in the case of the grant of an Incentive Stock Option give Mr. Ergen the right to receive in its place a Non-Qualified Stock Option.

         (b) Dividend Equivalents. The Committee is hereby authorized to grant to Mr. Ergen Dividend Equivalents under which he shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Corporation to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

         (c)      General.

                  (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

                  (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any plan of the Corporation or any Subsidiary other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Corporation or any Subsidiary may be granted either at the same time as, or at a different time from, the grant of such other Awards or awards.

                  (iii) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Corporation or a Subsidiary upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

                  (iv) Cashless Exercise. Options may be exercised in whole or in part upon delivery to the Secretary of the Corporation of an irrevocable written notice of exercise. The date on which such notice is received by the Secretary shall be the date of exercise of the Option, provided that within three business days of the delivery of such notice the funds to pay for exercise of the Option are delivered to the Corporation by a broker acting on behalf of the optionee either in connection with the sale of the Shares underlying the Option or in connection with the making of a margin loan to the optionee to enable payment of the exercise price of the Option. In connection with the foregoing, the Corporation will provide a copy of the notice of exercise of the Option to the aforesaid broker upon receipt by the Secretary of such notice and will deliver to such broker, within three business days of the delivery of such notice to the Corporation, a certificate or certificates (as requested by the broker) representing the number of Shares underlying the Option that have been sold by such broker for the optionee.

                  (v) Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by Mr. Ergen otherwise than by will, the laws of descent and distribution; provided, however, that, if so determined by the Committee, Mr. Ergen may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise his rights and receive any property distributable with respect to any Award upon his death. Each Award or right under any Award shall be exercisable during Mr. Ergen's lifetime only by Mr. Ergen or, if permissible under applicable law, by his guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Corporation or any Subsidiary.

                  (vi) Term of Awards. Unless otherwise expressly set forth in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

                  (vii) Restrictions; Securities Listing. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders, obtaining any consents (as defined below) and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The term "consent" as used herein with respect to any plan action includes (A) any and all listings, registrations or qualifications in respect thereof upon any securities exchange, or law, rule or regulation of a jurisdiction outside the United States, (B) any and all written agreements and representations by Mr. Ergen with respect to the disposition of Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (C) any and all other consents, clearances and approvals in respect of a plan action by any governmental or other regulatory body or any stock exchange or self-regulatory agency and (D) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee.

Section 7.    Amendment and Termination; Adjustments.

         Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

         (a) Amendments to the Plan. The Board of Directors of the Corporation may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Corporation, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

                  (i) would violate the rules or regulations of NASDAQ or any securities exchange that are applicable to the Corporation; or

                  (ii) would cause the Corporation to be unable, under the Code, to grant Incentive Stock Options under the Plan.

         (b) Amendments to Awards. The Committee may waive any conditions of or rights of the Corporation under any outstanding Award, prospectively or retroactively. Neither the Committee nor the Board of Directors may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, in a manner that is adverse to Mr. Ergen without his consent or the consent of the beneficiary thereof, except as otherwise herein provided.

         (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.    Income Tax Withholding; Tax Bonuses.

         (a) Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Corporation may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Mr. Ergen, are withheld or collected from him. In order to assist Mr. Ergen in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit him to satisfy such minimum tax obligation by (i) electing to have the Corporation withhold a portion of the Shares otherwise to be delivered upon exercise of such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Corporation Shares or shares of Class A Common Stock of the Corporation (other than Shares issuable upon exercise of such Award) with a Fair Market Value equal to the amount of such taxes.

         (b) Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to Mr. Ergen to be paid upon their exercise of Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise. The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 9.    General Provisions.

         (a) No Rights to Awards. Mr. Ergen shall not have any claim to be granted any Award under the Plan. The terms and conditions of Awards need not be the same with respect to separate grants to Mr. Ergen.

         (b) Award Agreements. Mr. Ergen will not have rights under an Award granted to him unless and until an Award Agreement shall have been duly executed on behalf of the Corporation.

         (c) No Limit On Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Corporation or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

         (d) No Right to Employment. The grant of an Award shall not be construed as giving Mr. Ergen the right to be retained in the employ of the Corporation or any Subsidiary, nor will it affect in any way the right of the Corporation or a Subsidiary to terminate such employment at any time, with or without cause. In addition, the Corporation or a Subsidiary may at any time dismiss Mr. Ergen from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

         (e) Assignability. No Award granted under this Plan, nor any other rights acquired by Mr. Ergen under this Plan, shall be assignable or transferable by him, other than by will or the laws of descent and distribution, Title I of the Employee Retirement Income Security Act, or the rules promulgated thereunder.

         (f) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Colorado.

         (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

         (h) No Trust Or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation or any Subsidiary and Mr. Ergen or any other Person. To the extent that any Person acquires a right to receive payments from the Corporation or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation or any Subsidiary.

         (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

         (j) Transfers and Leaves of Absence. Solely for the purposes of the
Plan: (a) a transfer of Mr. Ergen's employment without an intervening period from the Corporation to a Subsidiary or vice versa, or from one Subsidiary to another, shall not be deemed a termination of employment, and (b) if Mr. Ergen is granted in writing a leave of absence he shall be deemed to have remained in the employ of the Corporation or a Subsidiary, as the case may be, during such leave of absence.

         (k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.   Effective Date of the Plan.

         The Board of Directors adopted the Plan on April 2, 2002 to become effective on May 6, 2002, subject to approval by the stockholders of the Corporation at the 2002 annual stockholder meeting.

Section 11.   Term of the Plan.

         The Plan shall continue until the Plan shall have been discontinued or terminated as provided in Section 7(a), provided that no Incentive Stock Options shall be granted after the tenth anniversary of the date the stockholders of the Corporation approve the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Corporation to amend the Plan, shall extend beyond the termination of the Plan.

ECHOSTAR COMMUNICATIONS CORPORATION
5701 S. SANTA FE DRIVE
LITTLETON, COLORADO 80120







                                ADMISSION TICKET

                       ECHOSTAR COMMUNICATIONS CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS

                                   May 6, 2002
                                 10:00 a.m., MDT
                             Corporate Headquarters
                             5701 S. Santa Fe Drive
                            Littleton, Colorado 80120

                           PLEASE BRING THIS ADMISSION
                         TICKET TO THE MEETING WITH YOU.

THE BOTTOM PORTION OF THIS FORM IS THE PROXY CARD. Each proposal is fully explained in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement. To vote your proxy, please MARK by placing an "X" in the appropriate box, SIGN and DATE the proxy. Then please DETACH and RETURN the completed proxy promptly in the enclosed envelope.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Charles W. Ergen and David K. Moskowitz, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all Class A Shares, Class B Shares and Series D Preferred Shares of EchoStar Communications Corporation held of record by the undersigned on March 28, 2002, at the Annual Meeting of Shareholders to be held on May 6, 2002, or any adjournment thereof.

     1.  ELECTION OF NINE DIRECTORS.

         [ ] FOR all nominees listed below (except as marked to the contrary)

         [ ] WITHHOLD AUTHORITY to vote for all the nominees listed below

       O. Nolan Daines  Peter A. Dea  James DeFranco  Michael T. Dugan

         Cantey Ergen  Charles W. Ergen  Raymond L. Friedlob  Jean-Marie Messier

             David K. Moskowitz

         (INSTRUCTION: To withhold authority to vote for an individual nominee, cross out that nominee's name above.)

     2. TO APPROVE THE ECHOSTAR COMMUNICATIONS CORPORATION 2002 CLASS B CEO STOCK OPTION PLAN.

              [ ] FOR                [ ] AGAINST             [ ] ABSTAIN

     3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

              [ ] FOR                [ ] AGAINST             [ ] ABSTAIN

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NINE (9) DIRECTORS SET FORTH ABOVE AND FOR THE ADOPTION OF THE 2002 CLASS B CEO STOCK OPTION PLAN. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO PROPOSALS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith.



                                  Dated:                                   ,2002
                                        ----------------------------------



                                 -----------------------------------------------
                                                  Signature



                                 -----------------------------------------------
                                          Signature if held jointly

                                 Signatures should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

         PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE TENDER OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING OR TO SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE ISSUES SET FORTH ABOVE.